Exhibit 10.1

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

among

SFBC INTERNATIONAL, INC.

SFBC SUB 2004, INC.

and

PHARMANET, INC.

dated as of November 5, 2004

TABLE OF CONTENTS

Page

ARTICLE I

THE MERGER

2

1.1.

The Merger

2

1.2.

Closing

2

1.3.

Effective Time

2

1.4.

Effects of the Merger

2

1.5.

Certificate of Incorporation

3

1.6.

Bylaws

3

1.7.

Officers and Directors of Surviving Corporation

3

1.8.

Effect on Capital Stock

3

1.9.

Further Assurances

6

ARTICLE II

EXCHANGE AND PAYMENT

6

2.1.

Exchange Agent; Payment Funds

6

2.2.

Exchange Procedures

7

2.3.

No Further Ownership Rights in Company Stock

7

2.4.

Termination of Exchange Fund

8

2.5.

No Liability

8

2.6.

Lost Certificates, Option Agreements or SAR Agreements

8

2.7.

Stock Transfer Books

8

2.8.

Withholding

8

2.9.

Post-Closing Adjustments

9

2.10.

Post-Closing Adjustment to Final Per Share Holdback Amount

9

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE COMPANY

9

3.1.

Organization, Standing and Power

9

3.2.

Subsidiaries

9

3.3.

Capital Structure

10

3.4.

Authority; No Violations

10

3.5.

Compliance; Permits

11

3.6.

Financial Statements

12

3.7.

Board Approval

12

3.8.

Vote Required

12

i

3.9.

Absence of Certain Changes or Events; Absence of

Undisclosed Liabilities

12

3.10.

Real Property

13

3.11.

Intellectual Property

13

3.12.

Certain Contracts

13

3.13.

Taxes

14

3.14.

Benefit Plans

15

3.15.

Labor Matters

16

3.16.

Litigation

17

3.17.

Environmental Matters

17

3.18.

Financial Advisors

17

3.19.

Data Room Materials

18

3.20.

Disclaimer of Other Representations and Warranties

18

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

AND MERGER SUB

18

4.1.

Organization, Standing and Power

18

4.2.

Merger Sub

18

4.3.

Authority; No Violations

18

4.4.

Legal Proceedings

19

4.5.

Investigation

19

4.6.

Disclaimer Regarding Projections

20

4.7.

Board Approvals

20

4.8.

Vote Required

20

4.9.

Financial Advisors

20

4.10.

Disclaimer of Other Representations and Warranties

20

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

21

5.1.

Covenants of the Company

21

5.2.

Control of Other Party’s Business

22

ARTICLE VI

ADDITIONAL AGREEMENTS

22

6.1.

Access; Information and Records; Confidentiality

22

6.2.

HSR Act; Reasonable Best Efforts

23

6.3.

Non-Solicitation

24

6.4.

Employee Benefits Matters

24

6.5.

Fees and Expenses

25

6.6.

Directors’ and Officers’ Indemnification and Insurance

25

6.7.

Public Announcements

27

6.8.

Parent Board of Directors

27

6.9.

Company Cooperation

27

6.10.

Parent Financing

28

6.11.

FIRPTA Certificate

28

ARTICLE VII

CONDITIONS PRECEDENT

28

7.1.

Conditions to Each Party’s Obligation to Effect the Merger

28

7.2.

Additional Conditions to Obligations of Parent and Merger Sub

29

7.3.

Additional Conditions to Obligations of the Company

30

ARTICLE VIII

TERMINATION AND AMENDMENT

30

8.1.

Termination

30

8.2.

Effect of Termination

31

8.3.

Extension; Waiver

32

ARTICLE IX

INDEMNIFICATION; ESCROW ARRANGEMENTS

32

9.1.

Survival of Representations, Warranties and Agreements

32

9.2.

Indemnification by Parent

33

9.3.

Indemnification by Participating Stockholders

33

9.4.

Exclusive Remedy

36

9.5.

Escrow Arrangements; Distribution upon Termination of

Escrow Period

36

9.6.

Stockholder Representative; Approval of Participating Stockholders.

39

ARTICLE X

GENERAL PROVISIONS

40

10.1.

Notices

40

10.2.

Interpretation

42

10.3.

Counterparts

42

10.4.

Entire Agreement

42

10.5.

No Third-Party Beneficiaries

42

10.6.

Assignment

42

10.7.

Amendment and Modification; No Waiver

42

10.8.

Enforcement; Jurisdiction

43

10.9.

Waiver of Jury Trial

43

10.10.

Company Disclosure Schedule

43

10.11.

Governing Law

44

10.12.

Severability

44

10.13.

Mutual Drafting

44

10.14.

Definitions

44

Defined Terms

Page

Acquisition Proposal

44

Affiliate

44

Affiliated Group

15

Aggregate Merger Consideration

44

Agreement

1

Appraisal Shares

6

Audited Financial Statements

12

Blue Sky Laws

11

Board of Directors

44

Books and Records

44

Business Day

44

Bylaws

3

Certificate

3

Certificate of Incorporation

3

Certificate of Merger

2

Closing

2

Closing Date

2

Closing Date Balance Sheet

45

Closing Date Financial Statements

45

Code

45

Common Stock

1

Company

1

Company Board Approval

12

Company Disclosure Schedule

9

Company Employees

48

Company Material Contracts

13

Company Stock

1

Competitive Transaction

44

Confidentiality Agreement

23

Covered Persons

26

Credit Facility

45

Current Assets

45

Current Liabilities

45

Damages

33

DGCL

1

dollars or $

45

Effective Time

2

Environmental Laws

45

Escrow Agent

33

Escrow Period

36

Exchange Act

11

Exchange Agent

6

v

Exchange Fund

7

Executive Committee Member

45

Expenses

25

Final Balance Sheet

9

Final Holdback Amount

45

Final Per Share Holdback Amount

45

Financing Entity

27

Financing Facility

27

Foreign Benefit Plans

45

Fully Diluted Shares

46

GAAP

12

General Escrow Fund

33

Governmental Authority

11

Guaranteed Per Share Amount

46

Holdback Percentage

46

HSR Act

11

Indemnification Period

32

Indemnified Directors and/or Officers

26

Indemnified Party

34

Indemnifying Party

34

Initial Aggregate Merger Consideration

46

Initial Aggregate Per Share Merger Consideration

46

Initial Holdback Amount

46

Initial Per Share Holdback Amount

.46

Intellectual Property

47

In-the-Money Option

.4

In-the-Money Option Tranche

5

ISO

4

Knowledge of Parent

47

Knowledge of the Company

47

Leased Real Property

13

Licenses and Permits

47

Liens

.10

Material Adverse Effect

47

Materials of Environmental Concern

47

Merger

.1

Merger Sub

1

Most Recent Balance Sheet

..15

Necessary Financing

28

Option Agreements

5

Option Notice

4

Out-of-the-Money Option

5

Out-of-the-Money Option Amount

5

Outstanding Options

4

Outstanding SARs

5

Parent

1

Parent Officer's Certificate

34

Parent Option

4

Participating Stockholder

2

Pension Plan

16

Permitted Liens

47

Person

48

Preferred Stock

1

Proceeding

.48

Release

48

Required Company Vote

12

Restricted Stock Grant

48

SAR Agreements

5

SAR Notice

5

Section 262

6

Shareholders' Agreements

10

Stockholder Representative

39

Stockholder Representative Agreement

40

Subsidiary

48

Surviving Corporation

2

Tax Return

14

Taxes and Tax

14

Termination Date

31

the other party

48

Third Party Claim

35

U.S. Benefit Plans

48

Violation

11

Virtual Data Room

18

Working Capital Amount

46

Exhibits

Exhibit A     Option Conversion Formulae

Exhibit B     Form of Opinion of Counsel to Company

Exhibit C     Form of Opinion of Counsel to Company for PharmaNet Ltd.

Exhibit D     Form of Opinion of Counsel to Company for PharmaNet AG

Exhibit E     Form of Opinion of Counsel to Parent

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of November 5, 2004 (this “Agreement”), among SFBC International, Inc. a Delaware corporation (“Parent”), SFBC Sub 2004, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and PharmaNet, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and Company wish to amend and restate the Agreement and Plan of Merger, dated as of November 2, 2004, among the parties;

WHEREAS, the Board of Directors of the Company has determined that it is fair to and advisable and in the best interests of the Company and its stockholders, and consistent with and in furtherance of its business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Parent and Merger Sub have each approved and declared advisable the transactions contemplated by this Agreement;

WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each adopted this Agreement providing for the Merger and the Board of Directors of the Company has resolved to recommend that the holders of the Company common stock and preferred stock vote to adopt this Agreement providing for the Merger upon the terms and subject to the conditions contained herein;

WHEREAS, pursuant to the Merger, (i) each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”), (ii) each outstanding share of Class A Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) each share of Common Stock represented by each outstanding Option Agreement (as defined in Section 1.8(e)) that entitles the holder thereof to receive a Guaranteed Per Share Amount in accordance with Section 1.8(d) and (iv) each hypothetical share of Common Stock represented by each outstanding SAR Agreement (as defined in Section 1.8(g) (all such shares referred to in clauses (i) through (iv), collectively referred to as the “Company Stock”), issued and outstanding or the subject of an outstanding Option Agreement or SAR Agreement immediately prior to the Effective Time (as defined in Section 1.3), other than any Company Stock owned or held directly or indirectly by Parent, Merger Sub or their respective Subsidiaries or the Company or its Subsidiaries and other than Appraisal Shares (as defined in Section 1.8(i)), will be converted into the right to receive the Aggregate Merger Consideration, with each such person who accepts any portion of the Aggregate Merger Consideration referred to herein as a “Participating Stockholder;” and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

WHEREAS, the Company and each of the holders of Company Stock understand and acknowledge that the Merger may result in such holders incurring Taxes under federal and, where applicable, state, local and other Governmental Authority laws.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1.

The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time.  Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

1.2.

Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time) on the second Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII (the “Closing Date”), unless another time or date is agreed to in writing by the parties hereto.  The Closing shall be held at the offices of Dechert LLP, Princeton Pike Corporate Center, 997 Lenox Drive, Building 3, Suite 210, Lawrenceville, NJ 08648, unless another place is agreed to in writing by the parties hereto.

1.3.

Effective Time.  As part of the Closing, the parties hereto shall (a) file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of Delaware in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (b) make all other filings or recordings required under the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

1.4.

Effects of the Merger.  At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5.

Certificate of Incorporation.  The Restated Certificate of Incorporation of the Company as in effect at the Effective Time (the “Certificate of Incorporation”) shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable law.

1.6.

Bylaws.  The bylaws of the Company as in effect at the Effective Time (the “Bylaws”) shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable law.

1.7.

Officers and Directors of Surviving Corporation.  The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified.  The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

1.8.

Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)

Conversion of Common Stock and Preferred Stock.  Except as otherwise provided herein, each share of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(c) and any Appraisal Shares, but including all shares of Common Stock represented by the Restricted Stock Grant (whether or not vested)) shall be converted into the right to receive, without interest, upon surrender of a Certificate formerly representing such share in the manner provided in Section 2.2, less any required withholding taxes, (i) the Guaranteed Per Share Amount and (ii) a conditional amount equal to the Initial Per Share Holdback Amount.

(b)

Cancellation of Common Stock and Preferred Stock.  As of the Effective Time, all shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled as provided in Section 1.8(c) and any Appraisal Shares, but including all shares of Common Stock represented by the Restricted Stock Grant (whether or not vested)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Common Stock and/or Preferred Stock (a “Certificate”) shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Aggregate Merger Consideration upon surrender of such Certificate in accordance with Article II.

(c)

Cancellation of Treasury Stock and Parent-Owned Stock.  Each share of Common Stock and Preferred Stock held in the treasury of the Company and each share of Common Stock and Preferred Stock owned or held, directly or indirectly, by the Company or its Subsidiaries or Parent, Merger Sub or their respective Subsidiaries, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment of cash or any other distribution shall be made with respect thereto.

(d)

Conversion of Stock Options.  Not later than thirty (30) days prior to the Effective Time, the Company will send a notice (the “Option Notice”) to all holders of options to acquire Common Stock that are outstanding (whether or not vested) (the “Outstanding Options”) specifying that (x) such Outstanding Options will not be assumed in connection with the Merger, (y) the vesting of all such Outstanding Options has, in effect, been accelerated permitting full exercise thereof, and (z) any Outstanding Options that are not exercised will terminate and be cancelled no later than at the Effective Time and represent only the right to receive the consideration, if any, specified in this Section 1.8(d) in accordance with the terms of this Agreement.

(i)

Each Outstanding Option that has a per share exercise price less than the Initial Aggregate Per Share Merger Consideration (an “In-the-Money Option”) will by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled no later than as of the Effective Time and converted into, and represent only, the right to receive, less any required withholding taxes, (i) the Guaranteed Per Share Amount and (ii) a conditional amount equal to the Initial Per Share Holdback Amount.

(ii)

Notwithstanding anything to the contrary set forth in Section 1.8(d)(i), each In-the-Money Option held by an Executive Committee Member will by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled no later than as of the Effective Time and converted into, and represent only, the right to receive, less any required withholding taxes, either (as determined by such Executive Committee Member no later than ten (10) days prior to the Effective Time): (A) the consideration set forth in Section 1.8(d)(i); or (B) a fully-vested option to purchase that number of Parent common stock (a “Parent Option”) as determined in accordance with the “Parent Option Quantity Conversion Formula” set forth on Exhibit A hereto, with such Parent Option having an exercise price as determined in accordance with the “Parent Option Exercise Price Conversion Formula” set forth on Exhibit A hereto. Additionally, the term of any such Parent Option shall be a duration that is equal to the remaining term of the exchanged In-the-Money Option immediately prior to its termination.  A portion of any such Parent Options, as determined in accordance with the “Parent Option Escrowed Formula” set forth on Exhibit A hereto, shall be placed in the General Escrow Fund and become part of the Initial Holdback Amount.  Parent shall provide all Executive Committee Members, no later than 30 days prior to the Effective Time, all information with respect to Parent that a reasonable investor would require to make an informed investment decision with respect to the common stock of Parent. Failure of an Executive Committee Member to notify the Company of his or her determination of how to treat the termination of any In-the-Money Option held by such Executive Committee Member no later than ten (10) days prior to the Effective Time, will result in any such In-the-Money Option representing only the right to receive the consideration set forth in Section 1.8(d)(i).  Furthermore, to the extent that an Executive Committee Member elects to receive consideration pursuant to Section 1.8(d)(ii)(B) for his or her In-the-Money Options that were incentive stock options under Code Section 422(b) (each, an “ISO”) immediately prior to the termination of such In-the-Money Options, such Executive Committee Member shall receive Parent ISOs. In the event that an Executive Committee Member elects to receive Parent Options in accordance with Section 1.8(d)(ii)(B), and such Executive Committee Member holds In-the-Money Options with varying exercise prices (with each grouping of In-the-Money Options having the same exercise price referred to herein as an “In-the-Money Option Tranche”), the aggregate number of In-the-Money Options exchanged for Parent Options shall consist of In-the-Money Options taken from each In-the-Money Option Tranche on a pro rata basis.

(iii)

Each Outstanding Option that has a per share exercise price greater than the Initial Aggregate Per Share Merger Consideration (an “Out-of-the-Money Option”) will by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled no later than as of the Effective Time and converted into, and represent only, the right to receive, less any required withholding taxes, $0.92 for each share of Common Stock represented by each such Out-of-the-Money Option (with the aggregate amount paid with respect to all Out-of-the-Money Options referred to herein as the “Out-of-the-Money Option Amount”).

(e)

Cancellation or Exchange of Option Agreements.  No later than as of the Effective Time, all option agreements evidencing one or more Outstanding Options entitled to be converted into the right to receive any portion of the Aggregate Merger Consideration in accordance with the provision of Section 1.8(d) (the “Option Agreements”) shall automatically be canceled and shall cease to exist, and each holder of an Option Agreement shall cease to have any rights with respect thereto, except the right to receive a portion of the Aggregate Merger Consideration upon surrender of such Option Agreement in accordance with Article II.

(f)

Conversion of SARs.  Not later than thirty (30) days prior to the Effective Time, the Company will send a notice (the “SAR Notice”) to all holders of outstanding stock appreciation rights granted by the Company (the “Outstanding SARs”) specifying that (x) such Outstanding SARs will not be assumed in connection with the Merger, (y) the vesting of all such Outstanding SARs has, in effect, been accelerated permitting full exercise thereof, (z) any Outstanding SARs that are not exercised will terminate and be cancelled no later than at the Effective Time, and represent only the right to receive the consideration, if any, specified in this Section 1.8(f) in accordance with the terms of this Agreement.  Each Outstanding SAR that has a per share strike price less than the Initial Aggregate Per Share Merger Consideration will by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled no later than as of the Effective Time and converted into, and represent only, the right to receive, less any required withholding taxes, (i) the Guaranteed Per Share Amount and (ii) a conditional amount equal to the Initial Per Share Holdback Amount.

(g)

Cancellation of SAR Agreements.  As of the Effective Time, all stock appreciation right grant agreements evidencing one or more Outstanding SARs (the “SAR Agreements”) shall automatically be canceled and shall cease to exist, and each holder of a SAR Agreement shall cease to have any rights with respect thereto, except the right to receive a portion of the Aggregate Merger Consideration upon surrender of such SAR Agreement in accordance with Article II.

(h)

Capital Stock of Merger Sub.  Each share of capital stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall,

by virtue of the Merger, be converted into and exchanged for one fully paid and non-assessable share of the same class and series of capital stock, par value $.01 per share, of the Surviving Corporation.

(i)

Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger or consented thereto in writing and who is entitled to demand and properly demands and perfects appraisal of such shares (the “Appraisal Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive a portion of the Aggregate Merger Consideration as provided in this Section 1.8, but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262.  At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262.  Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive a portion of the Aggregate Merger Consideration as provided in this Section 1.8.

1.9.

Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE II
EXCHANGE AND PAYMENT

2.1.

Exchange Agent; Payment Funds.  (a)  Prior to the Effective Time, Parent shall appoint a bank or trust company as may be approved by the Company (which approval shall not be unreasonably withheld) as exchange and paying agent (the “Exchange Agent”) for the exchange and payment of the Aggregate Merger Consideration.  The fees and expenses of the Exchange Agent will be paid by the Parent and the Parent will indemnify the Paying Agent against actions taken by the Paying Agent pursuant to the terms of this Agreement other than for acts or omissions which constitute willful misconduct or gross negligence.

(b)

At or prior to the Effective Time, Parent shall deposit with the Exchange Agent (or the Escrow Agent, as the case may be), in trust for the benefit of holders of shares of Company Stock, (i) an amount in cash sufficient to make all payments pursuant to

Section 2.2.  Any cash and/or Parent Options deposited with the Exchange Agent in trust for the benefit of holders of shares of Company Stock shall hereinafter be referred to as the “Exchange Fund.”

2.2.

Exchange Procedures.  Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a Certificate immediately prior to the Effective Time and each holder of an Option Agreement and SAR Agreement (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, Option Agreements and SAR Agreements shall pass, only upon delivery of the Certificates, Option Agreements or SAR Agreements to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent and the Company may reasonably agree upon and (b) instructions for effecting the surrender of such Certificates, Option Agreements or SAR Agreements in exchange for a portion of the Aggregate Merger Consideration. Upon surrender of a Certificate, Option Agreement or SAR Agreement to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate, Option Agreement or SAR Agreement shall be entitled to receive in exchange �herefore the Guaranteed Per Share Amount (as provided for in Section 1.8 of this Agreement), for each share of Company Stock formerly represented by such Certificate, Option Agreement or SAR Agreement and such Certificate, Option Agreement or SAR Agreement shall then be canceled.  In addition, such holder shall be entitled to receive in exchange thereof, after the expiration of the Escrow Period, the Final Per Share Holdback Amount for each share of Company Stock formerly represented by such Certificate, Option Agreement or SAR Agreement (as provided for in Section 1.8 and Article IX). No interest will be paid or will accrue for the benefit of holders of the Certificates, Option Agreements or SAR Agreements on the Aggregate Merger Consideration payable upon the surrender of the Certificates, Option Agreements or SAR Agreements.  In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, payment of the Aggregate Merger Consideration may be made with respect to such Company Stock to such a transferee if the Certificate formerly representing such shares of Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or is not applicable.  No interest shall be paid or accrued, upon surrender of a Certificate, Option Agreement or SAR Agreement for the benefit of the holder of the Certificate, Option Agreement or SAR Agreement on any Aggregate Merger Consideration.

2.3.

No Further Ownership Rights in Company Stock.  The Aggregate Merger Consideration paid upon conversion of shares of Common Stock and Preferred Stock, Outstanding Options and Outstanding SARs in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such securities. If any Certificates, Option Agreements or SAR Agreements shall not have been surrendered prior to twelve (12) months after the Effective Time (or immediately prior to such earlier date on which any Aggregate Merger Consideration in respect to such Certificate, Option Agreement or SAR Agreement would otherwise escheat to or become the property or any Governmental Authority), any such cash shall, to the extent permitted by applicable law, become property of the Parent, free and clear of all claims or interest of any person previously entitled thereto. If, after the Effective Time, subject to the terms and conditions of this Agreement,

Certificates, Option Agreements or SAR Agreements formerly representing shares of Company Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for Aggregate Merger Consideration in accordance with this Article II.

2.4.

Termination of Exchange Fund.  Any portion of the Exchange Fund constituting the Aggregate Merger Consideration that remains undistributed to the holders of Certificates, Option Agreements or SAR Agreements for two (2) years after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates, Option Agreements or SAR Agreements who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Aggregate Merger Consideration with respect to the shares of Company Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2.

2.5.

No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Aggregate Merger Consideration from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.6.

Lost Certificates, Option Agreements or SAR Agreements.  If any Certificate,  Option Agreement, or SAR Agreement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate, Option Agreement or SAR Agreement to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Option Agreement or SAR Agreement, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate Option Agreement or SAR Agreement the Aggregate Merger Consideration with respect to the shares of Company Stock formerly represented thereby.

2.7.

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.  From and after the Effective Time, the holders of Certificates, Option Agreements or SAR Agreements shall cease to have any rights with respect to such shares of Company Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates, Option Agreements or SAR Agreements presented to the Exchange Agent or Parent for any reason shall be exchanged for a portion of the Aggregate Merger Consideration with respect to the shares of Company Stock formerly represented thereby.

2.8.

Withholding.  The Exchange Agent shall be entitled to deduct and withhold from the Aggregate Merger Consideration otherwise payable pursuant to this Agreement to any Participating Stockholder, such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been received by the Participating Stockholder in respect of which such deduction or withholding was made by the Exchange Agent.

2.9.

Post-Closing Adjustments.  As promptly as possible following the Effective Time, but in any event no later than sixty (60) days after the Closing Date, PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania office) shall audit the Closing Date Balance Sheet (in accordance with the same accounting methodologies employed in the audit conducted on the Company’s financial statements for year end December 31, 2003) with the balance sheet resulting from such audit referred to herein as the “Final Balance Sheet.” The Final Balance Sheet shall be conclusive and binding upon the Stockholder Representative, each of the Participating Stockholders, the Surviving Corporation and the Parent. The Initial Aggregate Merger Consideration shall be increased, or the Initial Holdback Amount shall be decreased, as the case may be, on a dollar-for-dollar basis, to the extent that the sum of the Working Capital Amount set forth on the Final Balance Sheet is different from the sum of the Working Capital Amount set forth on the Closing Date Balance Sheet.  Any increased amount in the Aggregate Merger Consideration shall be delivered by the Parent to the Exchange Agent on behalf of the Participating Stockholders within ten (10) Business Days of the date of receipt by Parent of the Final Balance Sheet by wire transfer of immediately available funds to an account designated by the Exchange Agent.  Any amount owed to the Parent from the Initial Holdback Amount as a result of this Section 2.9 shall be delivered to the Parent by the Escrow Agent within ten (10) Business Days of the date of receipt by the Stockholder Representative of the Final Balance Sheet in accordance with the provisions of Article IX.

2.10.

Post-Closing Adjustment to Final Per Share Holdback Amount.  The Initial Per Share Holdback Amount may be reduced from time to time in accordance with the provisions of Section 2.9 and Article IX. Any reduction to the Initial Per Share Holdback Consideration pursuant to Section 2.9 and/or Article IX shall be made by the Exchange Agent paying Parent the amount to which the holders of the Company Stock are no longer entitled.  The Final Per Share Holdback Amount shall be paid upon the expiration of the Indemnification Period as provided in Section 9.1.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company (except where otherwise indicated) represents and warrants to Parent as of the date hereof as follows:

3.1.

Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on the business of the Company as now being conducted and is duly qualified and in good standing to do business in each jurisdiction set forth in Section 3.1 of the Company Disclosure Schedule.

The copies of the Certificate of Incorporation and Bylaws, which were previously made available to Parent, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

3.2.

Subsidiaries.  Section 3.2(a) of the Company Disclosure Schedule sets forth each of the Company’s Subsidiaries (as defined in Section 10.14) and each such Company Subsidiary is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and each domestic Company Subsidiary is duly qualified and in good standing to do business in each foreign jurisdiction set forth in Section 3.2(b) of the Company Disclosure Schedule.

3.3.

Capital Structure.

(a)

As of the date hereof, the authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, of which 13,782,261 shares are outstanding (including shares in treasury) and (B) 6,000,000 shares of Series A Convertible Preferred Stock, of which 4,635,000 shares are outstanding (including shares in treasury). All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and, except as may be provided in the shareholders’ agreements set forth in Section 3.3(a)(i) of the Company Disclosure Schedule (the “Shareholders’ Agreements”), no class of capital stock is entitled to preemptive rights. Set forth in Section 3.3(a)(ii) of the Company Disclosure Schedule are all options, warrants, calls, commitments, agreements or other rights to acquire capital stock of the Company or any of its Subsidiaries as of the date of this Agreement.  As of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(b)

Except as set forth in Section 3.3(b) of the Company Disclosure Schedule and Liens (defined below) granted in connection with the Credit Facility, all of the outstanding shares of capital stock of each of the Company’s material Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one or more of its Subsidiaries, free and clear of all liens, charges, mortgages, pledges, security interests or other encumbrances (collectively, “Liens”).

(c)

As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

3.4.

Authority; No Violations.

(a)

The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote (as defined in Section 3.8). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, by general equity principles.

(b)

Except as set forth in Section 3.4(b) of the Company Disclosure Schedule and except as would not have a Material Adverse Effect, the execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, conflict with or give rise to the creation of a Lien on any assets (any such conflict, violation, default or creation, a “Violation”) pursuant to: (i) any provision of the Certificate of Incorporation or Bylaws or the comparable governing documents of any of the Company’s Subsidiaries or (ii) subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in Section 3.4(c), any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets.

(c)

Except as set forth in Section 3.4I of the Company Disclosure Schedule and except as would not have a Material Adverse Effect, no consent, approval, order, permit or authorization of, or registration, declaration, notice or filing with, any federal, state, municipal or other governmental body, department, commission, board, bureau, agency, court or instrumentally thereof, domestic or foreign (a “Governmental Authority”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) applicable foreign antitrust laws, (iii) state securities or “blue sky” laws (the “Blue Sky Laws”), (iv) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the DGCL with respect to the filing of the Certificate of Merger and (vi) the Securities Act of 1933.

3.5.

Compliance; Permits.  Except as set forth in Section 3.5 of the Company Disclosure Schedule and except as would not have a Material Adverse Effect:

(a)

the Company and each of its Subsidiaries owns or possess all Licenses and Permits;

(b)

no loss of any Licenses and Permits is pending in any Proceeding or, to the Knowledge of the Company, has been threatened in writing by a Governmental Authority, except for normal expirations in accordance with the terms thereof or applicable law or regulation; and

(c)

the Company and each of its Subsidiaries has complied in all material respects with (i) all terms and conditions of all material Licenses and Permits and (ii) all laws and regulations of all Governmental Authorities applicable to the business of the Company and each of its Subsidiaries, and, to the Knowledge of the Company, it has not received any written notice of any pending Proceeding alleging a failure to comply with either (i) or (ii) of this Section 3.5I.

3.6.

Financial Statements.  The Company has made available to the Parent (a) audited consolidated financial statements for each of 2000, 2001, 2002 and 2003 (each such set of consolidated audited financial statements, the “Audited Financial Statements”), and (b) a consolidated unaudited quarterly financial statement dated September 30, 2004.  Each of the financial statements made available to the Parent by the Company (including the related notes) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments that have not been and are not expected to be material in amount.

3.7.

Board Approval.  The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held (the “Company Board Approval”), has approved this Agreement and (a) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and the holders of Common Stock and Preferred Stock, (b) approved the transactions contemplated by this Agreement, including the Merger, and (c) recommended that the holders of the Common Stock and Preferred Stock adopt this Agreement and the Merger.  No other corporate proceedings on the part of the Company are necessary to authorize the Merger other than as described in Section 3.8.

3.8.

Vote Required.  The affirmative vote of (a) the holders of a majority of the total number of outstanding shares of Common Stock and Preferred Stock, voting together as a single class, and (b) the holders of a majority of the total number of outstanding shares of Preferred Stock, voting as a separate class, to adopt this Agreement (the “Required Company Vote”) are the only votes of the holders of any class or series of Company capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

3.9.

Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

(a)

Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, as contemplated hereby or as permitted by Section 5.1, since September 30, 2004, the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects and there has been no Material Adverse Effect.

(b)

Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material Liabilities of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except (i) Liabilities that are accrued or reserved against in the consolidated financial statements of the Company (or the notes thereto), (ii) Liabilities which have arisen since September 30, 2004 that were incurred in the ordinary course of business and which would not result in a Material Adverse Effect on the Company or its Subsidiaries, and (iii) Liabilities otherwise disclosed (or within any materiality threshold contained in any other representation) in this Agreement or the Company Disclosure Schedule.

(c)

Except as set forth in Section 3.9I of the Company Disclosure Schedule, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has been given written or oral notice that any client intends to terminate any Company Material Contract or reduce the size, scope or monetary amount of any effective work order agreement under any Company Material Contract.

(d)

None of the employees whose names are set forth in Section 3.9(d) of the Company Disclosure Schedule, has given written or oral notice to the Company that such person intends to terminate his or her employment with the Company following the Closing.

3.10.

Real Property.  Section 3.10(a) of the Company Disclosure Schedule sets forth all the real property leased by the Company and its Subsidiaries (the “Leased Real Property”).  Except as set forth in Section 3.10 of the Company Disclosure Schedule and except as would not have a Material Adverse Effect on the Company, the Company has a valid leasehold interest in all Leased Real Property.  Section 3.10(b) of the Company Disclosure Schedule sets forth those lease agreements pertaining to the Leased Real Property that require the Company to notify or obtain the approval of the lessor or that may be terminated by the lessor as a result of the Merger.

3.11.

Intellectual Property.

(a)

Section 3.11(a) of the Company Disclosure Schedule sets forth all of the material patents, patent applications, copyrights and registrations and applications for registration of trademarks and service marks that are owned by the Company and its Subsidiaries and are utilized in the business of the Company and/or its Subsidiaries as currently conducted.

(b)

Except as set forth in Section 3.11(b) of the Company Disclosure Schedule and except as would not have a Material Adverse Effect, (i) the Company and/or its Subsidiaries own the Intellectual Property set forth on Section 3.11(a) of the Company Disclosure Schedule, free and clear of all Liens except Permitted Liens, (ii) there are no pending Proceedings challenging the validity, or the ownership, of the patents and registrations set forth on Section 3.11(a) of the Company Disclosure Schedule, (iii) to the Knowledge of the Company, the patents and registrations set forth on Section 3.11(a) of the Company Disclosure Schedule are in force and none are now being infringed by others; and (iv) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not infringe any Intellectual Property owned by third parties.

3.12.

Certain Contracts.  All written agreements to which the Company or any of its Subsidiaries is a party having a dollar value of $1,000,000 or more (“Company Material Contracts”) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect would not have a Material Adverse Effect on the Company. Neither the Company nor any of its

Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which would not result in a Material Adverse Effect on the Company. Section 3.12 of the Company Disclosure Schedule sets forth a true and correct written backlog of all Material Contracts with clients of the Company and certain other revenue-producing contracts with clients of the Company as of October 22, 2004.

3.13.

Taxes.

(a)

Except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries is or has been a member has filed all material Tax Returns (as defined below) required to be filed by it in the manner provided by law (taking into account all applicable extensions), (ii) all material Tax Returns were true, correct and complete in all respects, (iii) all Taxes (as defined below) shown thereon to be due and payable have been paid in full or have been adequately provided for on the reserves on the financial statements, and (iv) no other Taxes are payable by the Company and its Subsidiaries with respect to the periods (or portions thereof) ending on or before December 31, 2003, in excess of amounts set forth on the Company’s 2003 Audited Financial Statements except for matters which, in each case, would not reasonably be expected to result in a Material Adverse Effect on the Company.  For purposes of this Agreement, “Taxes” and “Tax” means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, capital stock, or franchise tax, or any other tax, custom, duty, environmental (including taxes under Section 59A of the Code), governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or additional amount imposed by any Governmental Authority.  “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return, return filed pursuant to an extension or declaration of estimated Tax.

(b)

Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, (i) to the Company’s Knowledge, no Tax Return of the Company or its Subsidiaries are under audit or examination by any Governmental Authority, (ii) neither the Company nor its Subsidiaries has received from any Governmental Authority any written (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against Company or any of its Subsidiaries and (iii) no claim has ever been made by a Governmental Authority in a jurisdiction where Company or its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)

With regard to the Company and its Subsidiaries, there is no agreement or other document extending, waiving or having the effect of extending or waiving, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Governmental Authority.

(d)

To the Company’s Knowledge, no liens for Taxes exist with respect to any assets or properties of the Company or its Subsidiaries, except for liens for Taxes not yet due.

(e)

Neither the Company nor its Subsidiaries are liable for Taxes of any other person (other than Taxes of the Company and its Subsidiaries) or is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority).  Other than the current consolidated group, neither the Company nor its Subsidiaries (i) have been a member of an Affiliated Group filing a consolidated Federal income Tax Return or (ii) has any liability for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(f)

As used in this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

(g)

The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of and for the nine (9) months ended September 30, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet dated September 30, 2004 (the “Most Recent Balance Sheet”) (rather than any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.  Since the date of the Most Recent Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside of the ordinary course of business consistent with past custom and practice.

(h)

The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

3.14.

Benefit Plans.

(a)

Section 3.14(a) of the Company Disclosure Schedule sets forth a list of all U.S. Benefit Plans.

(b)

As applicable with respect to each U.S. Benefit Plan, the Company has made available to the Parent, copies of (i) each current U.S. Benefit Plan document, including any amendments, (ii) all trust documents and custodial agreements relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual report (Form 5500 and all schedules thereto) and (v) the most recent IRS determination letter.

(c)

Except as otherwise disclosed on Section 3.14I of the Company Disclosure Schedule:

(i)

each U.S. Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and with the applicable provisions of ERISA and the Code except where failure to so comply would not result in a Material Adverse Effect on the Company and its Subsidiaries;

(ii)

no U.S. Benefit Plan is subject to Title IV of ERISA and no U.S. Benefit Plan is a “multiemployer plan” as defined in Section 3(37) of ERISA;

(iii)

the U.S. Benefit Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a “Pension Plan”) have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked;

(iv)

no U.S. Benefit Plan provides death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, or (B) death or retirement benefits under a U.S. Benefit Plan qualified under Code Section 401(a); and

(v)

there are no pending or, to the Knowledge of the Company, threatened claims, assessments or legal proceedings with respect to any U.S. Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries.

(d)

Section 3.14(d) of the Company Disclosure Schedule sets forth a list of all Foreign Benefit Plans.

(e)

Except as otherwise disclosed on Section 3.14(e) of the Company Disclosure Schedule:

(i)

each Foreign Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and the laws of each applicable jurisdiction, except where the failure to so comply would not result in a Material Adverse Effect on the Company or its Subsidiaries; and

(ii)

there are no pending or, to the Knowledge of the Company, threatened claims, assessments or legal proceedings with respect to any Foreign Benefit Plan, other than ordinary and usual claims for benefits by participants and beneficiaries.

3.15.

Labor Matters.  Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all applicable Laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement, except where the failure to comply would not result in a Material Adverse Effect on the Company or its Subsidiaries.  Except as would not have a Material Adverse Effect on the Company or its Subsidiaries or as set forth in Section 3.15(b) of the Company Disclosure Schedule, there is no unfair labor practice, charge or complaint against the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before any Governmental Authority.  Except as would not have a Material Adverse Effect on the Company or its Subsidiaries, there is no labor strike or labor disturbance pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries nor is any grievance currently being asserted.  Except as would not have a Material Adverse Effect, neither the Company nor its Subsidiaries have experienced a work stoppage or work slowdown at any time during the three years immediately preceding the date of this Agreement. As of the date hereof, the Company and its Subsidiaries have approximately seven hundred and twenty-five (725) employees.

3.16.

Litigation.  Except as set forth in Section 3.16 of the Company Disclosure Schedule, or as would not result in a Material Adverse Effect on the Company or its Subsidiaries, there are no Proceedings or orders pending against or to the Knowledge of the Company threatened against the Company or its Subsidiaries before or by any Governmental Authority.  Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree or award of any court or any Governmental Authority which would result in a Material Adverse Effect on the Company or its Subsidiaries.

3.17.

Environmental Matters.  Except as set forth in Section 3.17 of the Company Disclosure Schedule or as would result in a Material Adverse Effect on the Company or its Subsidiaries:

(a)

the Company and its Subsidiaries own or possess all environmental Licenses and Permits and are in compliance with all applicable Environmental Laws;

(b)

to the Knowledge of the Company, neither the Company nor any of its Subsidiaries:

(i)

has caused any Release of Materials of Environmental Concern at any of the properties it leases, which Release would result in liability to the Company or its Subsidiaries under any applicable Environmental Laws;

(ii)

has received any written notice of any judicial, administrative, or arbitral proceeding pending or threatened against it under any applicable Environmental Laws, which proceeding has not been resolved;

(iii)

has received a written request for information or demand letter pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar law alleging that the Company or its Subsidiaries is a responsible party for the Release of Materials of Environmental Concern which would result in liability to the Company or its Subsidiaries; and

(iv)

has entered into any consent decree or other agreement in settlement of any alleged violation of or liability under any applicable Environmental Law, under which decree or agreement the Company or its Subsidiaries has any unfulfilled obligations.

Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.17 shall be deemed the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to Materials of Environmental Concern.

3.18.

Financial Advisors.  Except as set forth in Section 3.18 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or its Subsidiaries.

3.19.

Data Room Materials.  To the Company’s Knowledge, the information contained in the virtual data room to which access has been granted to Parent and Merger Sub and their respective representatives (the “Virtual Data Room”), does not omit any information necessary to make any of the information contained in the Virtual Data Room not misleading in any material respect. The Company’s projections relating to the future statements of operations, statements of cash flows and balance sheets contained in the Virtual Data Room for the years ended December 31, 2004 and December 31, 2005 have been accepted by the Board of Directors.

3.20.

Disclaimer of Other Representations and Warranties.  The Company acknowledges and agrees that (a) Parent does not make, and has not made, any representations or warranties relating to Parent or in connection with the transactions contemplated hereby other than those expressly set forth in Article IV and (b) no Person has been authorized by Parent to make any representation or warranty relating to Parent or any of its Subsidiaries, the businesses of Parent or otherwise in connection with the transactions contemplated hereby except as set forth in Article IV and, if made, any such representation or warranty must not be relied upon as having been authorized by Parent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represents and warrants, jointly and severally, to the Company as follows:

4.1.

Organization, Standing and Power.  Each of Parent and Merger Sub is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

4.2.

Merger Sub.  Merger Sub is a direct wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.  Except for Liabilities incurred by Merger Sub in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement, Merger Sub has not incurred, directly or indirectly, through any of its Affiliates, any Liability or engaged in any business activities of any type or kind whatsoever or entered into any agreement or arrangements with any person.  Merger Sub has no Subsidiaries.

4.3.

Authority; No Violations.

(a)

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles.

(b)

Except for the consent which Parent is required to obtain from Wachovia Bank, N.A. in accordance with the terms and conditions of the current Lending Facility by and between Parent and Wachovia Bank, N.A. or as would not impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (i) any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets, subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in Section 4.3(c).

(c)

Except as would not impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, no material consent, approval, order, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (i) the HSR Act, (ii) applicable foreign antitrust laws, (iii) the Blue Sky Laws, (iv) the Exchange Act, (v) the DGCL with respect to the filing of the Certificate of Merger and (vi) the Securities Act of 1933.

4.4.

Legal Proceedings.  There are no Proceedings or orders pending, or to Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority, and neither Parent nor any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree of any court or any Governmental Authority rendered specifically against Parent or any of its Subsidiaries, which, would or seeks to, enjoin, rescind or materially delay the transactions contemplated by this Agreement or otherwise hinder Parent from timely complying with the terms and provisions of this Agreement.

4.5.

Investigation.  Parent acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, Parent is relying on its own investigation and analysis and its review of the materials set forth in the Virtual Data Room in entering into the transactions contemplated hereby.  Parent is knowledgeable about the industries in which the

Company operates and is capable of evaluating the merits and risks of the Merger as contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Parent has been afforded full access to the Books and Records, facilities and personnel of the Company for purposes of conducting a due diligence investigation and has conducted a full due diligence investigation of the Company.  Except to the extent Parent has otherwise advised the Company in writing, neither Parent nor any of its Subsidiaries is aware of any of the representations or warranties contained in Article III being untrue or incorrect.

4.6.

Disclaimer Regarding Projections.  In connection with Parent’s investigation of the Company and its business, Parent has received from the Company and its Affiliates and agents certain projections and other forecasts, including projected financial statements, cash flow items, certain business plan information and other data of the business of the Company.  Parent acknowledges that (a) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, is not relying on them, (b) Parent is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and (c) Parent shall have no claim against anyone with respect to any of the foregoing.  Accordingly, Parent acknowledges that the Company has made no representation or warranty with respect to such projections and other forecasts and plans.

4.7.

Board Approvals.

(a)

The Board of Directors of Parent, by resolutions duly adopted at a meeting duly called and held, has approved the transactions contemplated by this Agreement, including the Merger.  No other corporate proceedings on the part of Parent are necessary to authorize the transaction contemplated by this Agreement.

(b)

The Board of Directors of Merger Sub has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its stockholder and (ii) approved this Agreement and the Merger.  No other corporate proceedings on the part of Merger Sub are necessary to authorize the transactions contemplated by this Agreement other than as described in Section 4.8.

4.8.

Vote Required.  Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement.  No other vote of the holders of any class or series of capital stock of Parent or Merger Sub is required to adopt this Agreement and approve the transactions contemplated hereby.

4.9.

Financial Advisors.  Except for Jefferies & Company, Inc., no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

4.10.

Disclaimer of Other Representations and Warranties.  Parent and Merger Sub each acknowledges and agrees that (a) the Company does not make, and has not made, any representations or warranties relating to the Company, its Subsidiaries, the business of the

Company or any of its Subsidiaries or otherwise in connection with the transactions contemplated hereby other than those expressly set forth in Article III, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company, its Subsidiaries, the business of the Company or its Subsidiaries or otherwise in connection with the transactions contemplated hereby except as set forth in Article III and, if made, such representation or warranty must not be relied upon as having been authorized by the Company, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent are not and shall not be deemed to be or to include representations or warranties of the Company or any of its Affiliates.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1.

Covenants of the Company.  During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, including those actions (A) contemplated in Section 5.1 of the Company Disclosure Schedule, (B) in this Article V, or (C) as required by a Governmental Authority or by applicable law, rule or regulation, or to the extent that Parent shall otherwise consent in writing (which consent shall not to be unreasonably delayed or withheld), the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary course and consistent with past practice in all material respects and shall not do any of the following:

(a)

(i)  declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) by a wholly owned Subsidiary or by a partially owned Subsidiary (provided that the Company or a Subsidiary of the Company receives its proportionate share of such dividend or distribution), or (B) dividends required to be paid on any preferred stock in accordance with their terms; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, (1) repurchases, redemptions and other acquisitions in connection with the administration of the U.S. Benefit Plans and/or the Foreign Benefit Plans and dividend reinvestment plans of the Company as in effect on the date hereof in the ordinary course of the operation of such plans,  (2) redemptions, purchases or other acquisitions required by the terms of any series of preferred stock of any Subsidiary or (3) repurchases, redemptions and other acquisitions in connection with the Stockholders’ Agreements and (B) intercompany acquisitions of capital stock;

(b)

(i)  acquire any assets for a value in excess of $500,000 other than pursuant to the current capital expenditure budget and other than purchases in the ordinary course of business; (ii) dispose of any assets with a value in excess of $500,000 other than pursuant to agreements in effect on the date hereof and other than in the ordinary course of business; or (iii) incur any indebtedness for borrowed money or issue any debt securities or make any loans or advances in excess of $500,000, except for loans and advances in the ordinary course of business; provided, however, that notwithstanding anything to the contrary set forth in this Section 5.1(b), the Company shall not assume or guarantee the obligations of any other Person except liabilities of a Subsidiary which would be reflected on the Company’s consolidated balance sheet.

(c)

increase or pay any payment or benefit not required by any existing U.S. Benefit Plan or Foreign Benefit Plan or increase any salaries or wages of the Company’s employees, other than (i) in the ordinary course of business, (ii) as may be required by a Governmental Authority, works council agreement or applicable law, or (iii) in accordance with regularly scheduled periodic increases or payments;

(d)

enter into, modify, terminate (except in accordance with its terms) or renew (except in accordance with its terms) any Company Material Contract, except in the ordinary course of business;

(e)

permit any material amount of assets to become subject to any Lien, except for Permitted Liens, unless such Lien is to be released upon or prior to Closing;

(f)

enter into or offer to enter into any employment or consulting agreement with any person who is an employee of the Company, except in connection with promotions or new hires in the ordinary course of business;

(g)

issue any shares of capital stock or rights to purchase the capital stock of the Company, except for (i) the issuance of Common Stock or stock options, stock appreciation or similar rights, as the case may be, pursuant to any U.S. Benefit Plan or Foreign Benefit Plan or dividend reinvestment plans of the Company as in effect on the date hereof in the ordinary course of the operation of such plans and (ii) the issuance by a Subsidiary of shares of its capital stock to its parent; or

(h)

make any changes in accounting methods, other than in the ordinary course of business and consistent with past practice, as required by GAAP or as a result of a change in law.

5.2.

Control of Other Party’s Business.  Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time.  Nothing contained in this Agreement shall be deemed to give the Company, directly or indirectly, the right to control or direct Parent’s operations prior to the Effective Time.  Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1.

Access; Information and Records; Confidentiality.

(a)

During the period commencing on the date hereof and ending on the Closing Date, the Company shall, upon reasonable request and notice of Parent, and at Parent’s expense, afford to Parent, its counsel, accountants and other authorized representatives reasonable access during normal business hours to its properties, senior management, and Books and

Records; provided that any such access shall be approved in advance by the persons identified in Section 6.1(a) of the Company Disclosure Schedule.

(b)

Without the prior written consent of the Company, which consent may not be unreasonably withheld, Parent shall not contact any suppliers to, employees (except pursuant to Section 6.1(a)) or customers of, or Governmental Authorities with jurisdiction over, the Company in connection with or pertaining to any subject matter of this Agreement.

(c)

Without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion, Parent shall not conduct any environmental sampling or testing on any Leased Real Property.

(d)

Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence in accordance with the provisions of the letter dated July 28, 2004 between the Company and Parent (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.

(e)

The Company, its Subsidiaries and each of their respective officers and directors shall not purchase or sell any of the securities of Parent until after the Effective Date or the termination of this Agreement, except as investors in diversified publicly traded mutual funds (or other similar passive investment vehicles) where they do not control the timing of fund investments or dispositions.

6.2.

HSR Act; Reasonable Best Efforts.

(a)

Each party hereto shall (i) make the filings required of it or any of its affiliates under the HSR Act in connection with this Agreement and the transactions contemplated hereby as soon as practicable, but in any event no later than five Business Days following the date hereof, (ii) comply at the earliest practicable date and after consultation with the other party hereto with any request for additional information or documentary material received by it or any of its Affiliates from any applicable Governmental Authority, (iii) cooperate with one another in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Governmental Authority, (iv) use its reasonable best efforts to secure the termination of any waiting periods under the HSR Act in order to permit the consummation of the transactions contemplated hereby at the earliest possible date and (v) engage Dechert LLP to accomplish all filings required of it or any of its affiliates under the HSR Act in connection with this Agreement and the transactions contemplated hereby.  For purposes of this Section 6.2, without limiting the foregoing, required actions by Parent shall include acceptance by Parent of any and all divestitures of the businesses or assets of it or its Subsidiaries or its Affiliates or of the Company or its Subsidiaries or acceptance of an agreement to hold any assets of Parent or its Subsidiaries or its Affiliates or of the Company or its Subsidiaries separate, in each case, as may be required in any Proceeding by any applicable Governmental Authority in connection with the transactions contemplated by this Agreement.  Each party hereto shall promptly inform the other party of any material communication made to, or received by such party from any other Governmental

Authority regarding any of the transactions contemplated hereby.  The filing fees assessed under the HSR Act shall be paid by Parent.

(b)

Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts (i) to obtain, in addition to the approvals discussed in Section 6.2(a), any other consents or approvals as are necessary in connection with the consummation of the transactions contemplated hereby, (ii) to effect, in addition to filings discussed in Section 6.2(a), all registrations and filings as are necessary or desirable in connection with the consummation of the transactions contemplated hereby, (iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought by private parties or Governmental Authorities or officials, challenging this Agreement or the consummation of the transactions contemplated hereby, and (iv) to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as may be reasonably requested in connection with the foregoing.

(c)

Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.2 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 6.2.

6.3.

Non-Solicitation.

(a)

From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not (i) solicit or initiate any Acquisition Proposal, (ii) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person (other than Parent or its representatives) concerning an Acquisition Proposal, or (iii) following receipt of an Acquisition Proposal, withhold, withdraw, modify or change in a manner adverse to Parent, or fail to make, its recommendations in favor of the transactions contemplated hereby or approve, endorse or recommend such Acquisition Proposal.  Upon its receipt thereof, except to the extent prohibited by nondisclosure agreements in effect as of the date hereof, the Company shall promptly provide Parent with a copy of any written Acquisition Proposal received and a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the terms thereof, and shall promptly advise Parent of any material modification or proposed modification thereto.

(b)

The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any third party (other than Parent) conducted heretofore with respect to any Acquisition Proposal, except that the Company may request any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company in connection with any Acquisition Proposal to return or destroy all such information in the possession of any such Person or in the possession of any representative of any such Person.

6.4.

Employee Benefits Matters.

(a)

Obligations of Parent. Parent shall, or shall cause the Surviving Corporation to, assume all employment-related obligations and agreements with respect to any Company Employees (as defined in Section 10.14(kk)) (including, but not limited to, all obligations under the U.S. Benefit Plans and the Foreign Benefit Plans), which obligations and agreements shall be performed in accordance with their terms. Additionally, base pay and employee benefits of Company Employees, who are employed by the Surviving Corporation immediately following the Effective Time, shall not be decreased (nor their employment terminated) by the Parent, Surviving Corporation or their Affiliates during the consecutive twelve (12) month period immediately following the Effective Time, without the approval of Jeffrey P. McMullen, or his successor as Chief Executive Officer (or comparable position) of the Surviving Corporation.

(b)

Pre-Existing Limitations; Deductible; Service Credit.  With respect to any benefit plans of Parent, the Surviving Corporation or their Affiliates in which Company Employees participate after the Effective Time, Parent shall, or shall cause the Surviving Corporation or such Affiliates to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Employees, (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to participation in such Parent benefit plan in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan, and (iii) recognize all service of Company Employees with the Company and its current and former affiliates for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, form of payment, entitlement for benefits, and benefit accrual) in any benefit plan, to the same extent taken into account under a comparable U.S. Benefit Plan or Foreign Benefit Plan, as the case may be, immediately prior to the Effective Time.

6.5.

Fees and Expenses.

Whether or not the Merger is consummated, except as otherwise provided herein, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property, transfer or similar taxes imposed on the Company or its Subsidiaries and any stock transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, and (b) as provided in Sections 6.2(a) and 8.2.  As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation of any filing required by the HSR Act and all matters related to the transactions contemplated hereby. For the purposes of clarity, (x) as set forth in the definition of “Current Assets” in Section 10.14(j), up to $4,000,000 of Expenses incurred or paid by the Company at or prior to the Closing Date will be added to the Current Assets of the Company and (y) all Expenses incurred by the Parent will be paid by Parent.

6.6.

Directors’ and Officers’ Indemnification and Insurance.

(a)

After the Effective Time through the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of the Company and its Subsidiaries (the “Indemnified Directors and/or Officers”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Director or Officer is or was an officer, director or employee of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided, that no Indemnified Director or Officer may settle any such claim without the prior approval of Parent, unless such approval is unreasonably withheld or delayed.  Each Indemnified Director and Officer will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent or the Surviving Corporation within ten (10) Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Director or Officer of a request �herefore; provided, that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b)

Parent shall cause the Surviving Corporation to maintain in effect (i) in its certificate of incorporation and bylaws for a period of six (6) years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and bylaws of the Company and (ii) for a period of six (6) years after the Effective Time, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided, that the Surviving Corporation may substitute �herefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)

The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the parties under such agreements being referred to as the “Covered Persons”) with the Company’s directors and officers existing at or before the Effective Time.

(d)

Notwithstanding any time limit herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Director or Officer on or prior to the sixth (6th) anniversary of the Effective

Time, the provisions of this Section 6.6 (without regard to any such time limit) shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

(e)

In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.6.

(f)

This Section 6.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Directors and Officers and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Directors and Officers and the Covered Persons.

6.7.

Public Announcements.  The Company and Parent shall develop a joint communications plan and each party shall (a) ensure that all press releases (or portions thereof) and other public statements with respect to this Agreement or the transactions contemplated hereby shall be consistent with such joint communications plan, and (b) obtain the approval of the other party prior to issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. For the purposes of this Section 6.7, the individuals authorized to approve any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby (x) with respect to the Company, are set forth in Section 6.7(x) of the Company Disclosure Schedule and (y) with respect to the Parent and Merger Sub, are set forth in Section 6.7(y) of the Company Disclosure Schedule.

6.8.

Parent Board of Directors.  As promptly as possible after the Closing Date, but in no event later than the next annual meeting of the Parent’s stockholders after the Closing Date, Parent shall take all required actions to have the Executive appointed to the Board of Directors.  The Company hereby agrees that it shall take all commercially reasonable actions to (a) nominate Jeffrey P. McMullen for election to the board of directors of Parent and (b) have Jeffrey P. McMullen elected by the stockholders of Parent as a member of the board of directors of Parent. From the Effective Time until Jeffrey P. McMullen becomes a member of the board of directors of Parent, he shall have the right to receive notice of and observe and participate in all meetings of the Board of Directors and, in this respect, Parent shall give Jeffrey P. McMullen copies of all notices, minutes, consents and other materials that it provides to the members of its board of directors.

6.9.

Company Cooperation.  The Company shall use commercially reasonable efforts to cooperate with Parent, and the entity (the “Financing Entity”) providing Parent with financing  in connection with the transactions contemplated by this Agreement (a “Financing Facility”) to:

(a)

promptly prepare and provide all financial and other information as may be reasonably requested with respect to the Company and its Subsidiaries and the transactions contemplated by this Agreement, including but not limited to financial projections;

(b)

ensure that the syndication efforts of the Financing Entity benefit materially from existing lending relationships of the Company and its Subsidiaries;

(c)

make available, with reasonable notice and during normal business hours, to prospective members of the lending syndication, senior management of the Company and its Subsidiaries;

(d)

host or attend one or more meetings with prospective members of the lending syndication;

(e)

assist Parent and the Financing Entity in the preparation of one or more confidential information memoranda satisfactory to the Financing Entity and other marketing materials to be used in connection with the recruitment of prospective members of the lending syndication; and

(f)

assist Parent, at Parent’s own expense, to obtain monitored public ratings of any Financing Facility from Moody’s Investors Service and Standard & Poor’s Ratings Group and to participate actively in securing such ratings, to include making senior management of the Company and its Subsidiaries available to meet with such rating agencies.

6.10.

Parent Financing.  Parent shall use its best efforts to consummate one or more Financing Facility agreements prior to, or on, the Termination Date, as may be necessary for Parent to deliver the Aggregate Merger Consideration to the Participating Stockholders in accordance with the terms and provisions of this Agreement (the “Necessary Financing”). For the purposes of clarity, Parent acknowledges and agrees that in the event Parent is not able to obtain the Necessary Financing prior to, or on, the Termination Date, the Company shall have the right to (a) terminate this Agreement in accordance with Section 8.1(f) and (b) receive from Parent within five (5) Business Days of such termination, the sum of $6,125,000 in accordance with Section 8.2(c).

FIRPTA Certificate.  At or prior to Closing, the Company shall deliver to Parent a certificate, issued by the Company pursuant to Sections 1.987-2(h) and 1.1445-2I of the U.S. Treasury Regulations, certifying that the Company Stock is not a U.S. real property interest.

ARTICLE VII
CONDITIONS PRECEDENT

7.1.

Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)

Stockholder Approval.  The Company shall have obtained the Required Company Vote by the holders of the Common Stock and Preferred Stock for the adoption of this Agreement.

(b)

No Injunctions or Restraints; Illegality.  No federal, state, local or foreign law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.2 shall have been the cause of, or shall have resulted in, such order or injunction; provided, further, that the parties invoking this condition shall have used their best efforts to have such injunction, order or decree vacated or denied.

(c)

Antitrust Clearances.  The waiting period or approval process (or, in either case, any extension thereof) applicable to the Merger under the HSR Act,  or any other applicable anti-competition filing required by a Governmental Authority shall have expired, been terminated, or achieved, as the case may be.

7.2.

Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date as if made at and as of such date and the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and accurate as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period); and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

(b)

Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

(c)

 No Material Adverse Effect. There shall not have occurred, since September 30, 2004, any event which constitutes a Material Adverse Effect with respect to the Company.

(d)

Consents.  The Company shall have obtained all third-party consents required by any Company Material Contract.

(e)

Legal Opinion.  The Company shall have delivered to Parent and the Merger Sub an opinion of its counsel, the form of which is attached hereto as Exhibit B.

(f)

Certain Foreign Subsidiary Legal Opinions.  The Company shall have delivered to Parent and the Merger Sub an opinion of its counsel with respect to PharmaNet, Ltd. and PharmaNet AG, the forms of which are attached hereto as Exhibit C and Exhibit D, respectively.

(g)

Lien Releases.  All liens issued in connection with the Credit Facility and any liens or other similar charges affecting any of the assets of the Company and its Subsidiaries from indebtedness (excluding capital leases) that would prevent Parent from securing a Financing Facility shall be released as of the Closing Date.

7.3.

Additional Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a)

Representations and Warranties.  The representations and warranties of Parent contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date as if made at and as of such date and the representations and warranties of Parent contained in this Agreement which are qualified as to materiality shall be true and accurate as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period); and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

(b)

Performance of Obligations of Parent.  Parent shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

(c)

No Material Adverse Effect. There shall not have occurred, since September 30, 2004, any event which constitutes a Material Adverse Effect with respect to Parent or Merger Sub.  For the purposes of this Section 7.3I only, “Material Adverse Effect” shall have the meaning ascribed to such term in Section 10.14(bb), except that (i) subsections (i) and (ii) of Section 10.14(bb) shall not be considered, (ii) all references to Company shall be deemed to be references to Parent and Merger Sub and (iii) the reference to Parent and Merger Sub shall be deemed to be a reference to the Company.

(d)

Legal Opinion.  Parent shall have delivered to the Company an opinion of its counsel, the form of which is attached hereto as Exhibit E.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1.

Termination.  This Agreement may only be terminated as provided in this Section 8.1.  This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the holders of the Common Stock and Preferred Stock:

(a)

By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b)

By either the Company or Parent if the Effective Time shall not have occurred on or before December 31, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party who has failed to comply with any obligation under this Agreement and such failure has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date; provided, further, however that the Termination Date (i) shall automatically be extended for up to forty-five (45) days in the event that the sole reason (other than for the reason set forth in Section 8.1(b)(ii)) the Effective Time has not occurred on or before December 31, 2004 is due to the failure of the waiting period or approval process (or, in either case, any extension thereof) applicable to the Merger under the HSR Act, or any other applicable anti-competition filing required by a Governmental Authority, to have expired, been terminated, or achieved, as the case may be, on or before December 31, 2004 and (ii) may be extended, solely at the option of the Company, for up to ninety (90) days in the event that the sole reason (other than for the reason set forth in Section 8.1(b)(i)) the Effective Time has not occurred on or before December 31, 2004 is due to Parent’s failure to obtain the Necessary Financing on or before December 31, 2004.

(c)

By either the Company or Parent if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.2) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1I shall not be available to any party whose failure to comply with Section 6.2 has been the primary cause of such action or inaction;

(d)

By either the Company or Parent if the approval by the holders of the Common Stock and Preferred Stock required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Company Vote;

(e)

By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after notice to the Company; or

(f)

By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after notice to Parent.

8.2.

Effect of Termination.

(a)

In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except for this Section 8.2 and Article IX.

(b)

In recognition of the time, efforts and expenses expended and incurred by the Parent with respect to the transactions contemplated by this Agreement, if this Agreement is terminated pursuant to Section 8.1(e), then the Company shall pay to Parent the fees and expenses incurred by Parent in connection with the transactions contemplated by this Agreement up to an amount equal to $500,000 within five (5) Business Days of such termination of this Agreement. Furthermore, in the event that this Agreement is terminated pursuant to Section 8.1(e) and within six (6) months of the date of such termination the Company consummates a Competitive Transaction, then the Company shall pay to the parent the sum of $6,125,000 within five (5) Business Days of the consummation of such Competitive Transaction.

(c)

In recognition of the time, efforts and expenses expended and incurred by the Company with respect to the transactions contemplated by this Agreement and the opportunity that the transactions contemplated by this Agreement presents to the Company, as well as the opportunities that may be lost by the Company should the transactions contemplated by this Agreement not be consummated, if this Agreement is terminated pursuant to Section 8.1(f), then Parent shall pay to the Company the sum of $6,125,000 within five (5) Business Days of such termination of this Agreement.

8.3.

Extension; Waiver.  At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein.  Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of a party to assert any of its rights hereunder shall not constitute a waiver of such rights, and no single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise thereof by any party.  The waiver by any party of any breach of this Agreement, or the failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

ARTICLE IX
INDEMNIFICATION; ESCROW ARRANGEMENTS

9.1.

Survival of Representations, Warranties and Agreements.  The representations, warranties and covenants made by the Company, the Parent and the Merger Sub (including the representations and warranties set forth in this Agreement and the representations and warranties set forth in any certificate delivered by the Company, the Parent and the Merger Sub in connection with this Agreement) shall survive the Closing and shall remain in full force and effect and shall survive until twelve (12) months after the Closing (the “Indemnification Period”).

9.2.

Indemnification by Parent.  The Parent will indemnify and hold harmless the holders of Common Stock and their respective personal representatives, successors, assigns and agents from and against any liabilities, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, amounts paid in settlement, deficiencies, interest, penalties, impositions, assessments or fines incurred (“Damages”) arising from or as a result of:

(i)

any inaccuracy in or breach of any representation or warranty contained in this Agreement or in any certificate delivered by the Parent or the Merger Sub in connection with this Agreement; or

(ii)

any breach of any covenant or obligation of the Parent or the Merger Sub contained in this Agreement; or

(iii)

any legal proceeding relating to any inaccuracy, breach or expense of the type referred to in clause (i) or (ii) above (including any legal proceeding commenced by the Stockholder Representative for the purpose of enforcing any of the rights under this Article IX if the Stockholder Representative is the prevailing party in any such legal proceeding).

9.3.

Indemnification by Participating Stockholders.

(a)

General Escrow Fund.  As security for the indemnity provided for in this Section 9.3 and as soon as practicable after the Effective Time, the Initial Holdback Amount will be deposited with the Exchange Agent, or another institution acceptable to Parent, in its reasonable discretion, to act as escrow agent which institution shall execute a joinder hereto or an escrow agreement containing provisions substantially similar to this Section 9.3 (the “Escrow Agent”), such deposit to constitute an escrow fund (the “General Escrow Fund”) to be governed by the terms set forth herein.  The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.  From and after the Closing Date, the Participating Stockholders shall hold harmless and indemnify Parent, Merger Sub, the Surviving Corporation and each of its respective directors, officers and employees and shall hold each of them harmless from and against, and shall compensate and reimburse each of them for, any Damages which are suffered or incurred by them or to which they may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of:

(i)

any inaccuracy in or breach of any representation or warranty contained in this Agreement or in any certificate delivered by the Company in connection with this Agreement;

(ii)

any breach of any covenant or obligation of the Company contained in this Agreement; or

(iii)

any legal proceeding relating to any inaccuracy, breach or expense of the type referred to in clause (i) or (ii) above (including any legal proceeding commenced by

Parent or Merger Sub for the purpose of enforcing any of its rights under this Article IX if Parent or Merger Sub is the prevailing party in any such legal proceeding).

No Participating Stockholder shall have any right to contribution, right of indemnity or other right or remedy from the Company or the Surviving Corporation for any claim made by Parent after the Effective Time.

For the purposes of this Article IX, any party claiming an indemnification right under this Article IX shall be referred to as the “Indemnified Party” and any party from whom such indemnification is sought shall be referred to as the “Indemnifying Party.”

(b)

Certain Limitations on Indemnification by Participating Stockholders.

(i)

Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate amount for which Participating Stockholders are required to indemnify any Indemnified Party under Section 9.3(a) exceed the amount deposited in the General Escrow Fund.

(ii)

Notwithstanding anything to the contrary set forth herein, in no event shall the Participating Stockholders be liable to any Indemnified Party under this Article IX for Damages for a breach of a representation or warranty unless the cumulative total of Damages under Section 9.3(a) exceeds $3,062,500, whereupon the Indemnified Parties shall be entitled to indemnification of all Damages including the initial $3,062,500. Furthermore, the Participating Stockholders shall not have any liability under Section 9.3(a) with respect to any individual matter unless and until the amount of the Damages with respect to such matter exceeds $150,000.

(iii)

Each of the Parent and Merger Sub hereby acknowledges and agrees that the Participating Stockholders shall not have any liability under any provision of this Agreement for any Damages to the extent that such Damages relate to (A) actions taken by or omitted to be taken by any Indemnified Party after the Effective Time or (B) events or conditions known to the Parent prior to the Closing or (C) loss of profit or consequential damages.  Each of the Indemnified Parties shall take or cause to be taken all reasonable steps to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Damages.

(iv)

All claims for indemnification will be determined net of any insurance coverage proceeds or Tax benefit to be received by the Indemnified Party with respect to such claim.

(c)

Procedures Relating to Non-Third Party Indemnification Claims.

(i)

Subject to Section 9.3I(ii) and Section 9.3I(iii), sixty (60) days after receipt by the Escrow Agent at any time on or before the last day of the applicable Escrow Period of a certificate signed by any officer of Parent (the “Parent Officer’s Certificate”) (A) stating that an Indemnified Party has paid or may be required to make a payment for Damages and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.3(c)(ii) and Section 9.3(c)(iii), deliver to Parent out of the General Escrow Fund, as promptly as practicable, an amount in cash and/or Parent Options equal to the amount of such Damages.

(ii)

At the time of delivery of any Parent Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of sixty (60) days after such delivery, the Escrow Agent shall make no delivery to Parent of any amounts in the General Escrow Fund pursuant to Section 9.3I(i) unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery.  After the expiration of such sixty (60) day period, the Escrow Agent shall make delivery of an amount in cash and/or Parent Options from the General Escrow Fund in accordance with Section 9.3I(i); provided, however, that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Parent Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such sixty (60) day period.

(iii)

In case the Stockholder Representative shall object in writing to any claim or claims made in any Parent Officer’s Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both the Stockholder Representative and Parent and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute an amount in cash and/or Parent Option from the General Escrow Fund in accordance with the terms thereof.  Absent the delivery of any such memorandum, the Escrow Agent shall not distribute or release any portion of the General Escrow Fund until so directed by a court of competent jurisdiction.

(d)

Procedures Relating to Third Party Indemnification Claims.

(i)

In order for any Indemnified Party to be entitled to any indemnification provided for under Section 9.2 or Section 9.3 in respect of, arising out of or involving a claim or demand made by any third person, firm, government authority or corporation against an Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim within five (5) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except (A) to the extent the Indemnifying Party have been prejudiced as a result of such failure and (B) that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give notice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(ii)

If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses assume and control the defense thereof with counsel selected by the Indemnifying Party; provided, however,  that, if the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in, but not control, the defense thereof and employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  Should the Indemnifying Party elect to assume and control the defense of a Third Party Claim, the Indemnifying Party shall be entitled to settle, compromise or discharge such Third Party claim.

(iii)

Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written permission, which shall not be unreasonably withheld, unless (A) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that will be paid in full.

9.4.

Exclusive Remedy.

All parties acknowledge and agree that, from and after the Effective Time, the sole and exclusive remedy of each party with respect to any and all claims relating to and arising out of misrepresentation or breach of any representation, warranty, covenant or agreement made by the other party to this Agreement, or otherwise in connection with the transactions contemplated by this Agreement, will be pursuant to the provisions of this Article IX; provided, however, that no limitation or condition of liability provided in this Article IX shall apply to (a) any claim a Participating Stockholder may have against Parent or any of its Affiliates as a result of its status as a stockholder of any such entity or (b) any misrepresentation or breach of warranty contained herein if such misrepresentation or breach of warranty was made knowingly, willfully or with intent to deceive.

9.5.

Escrow Arrangements; Distribution upon Termination of Escrow Period.  Subject to the following requirements, the General Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the last day of the Indemnification Period (such period being the “Escrow Period”); provided, however, that the Escrow Period shall not terminate with respect to any amount of an unsatisfied claim specified in any Parent Officer’s Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period.  The General Escrow Funds not subject to unsatisfied claims as contemplated by this Article IX shall be delivered to the Participating Stockholders as the Final Per Share Holdback Amount in accordance with Section 2.2.  As soon as all such claims have been resolved the Escrow Agent shall deliver to the Participating Stockholders the remaining portion, if any, of the General Escrow Fund not required to satisfy such claims as additional Final Per Share Holdback Amounts.

(a)

Protection of the General Escrow Fund.

(i)

The Escrow Agent shall hold and safeguard the General Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the General Escrow Fund only in accordance with the terms hereof.

(ii)

Any interest earned in respect of the General Escrow Fund which has not been released from the General Escrow Fund shall be added to the General Escrow Fund and become a part thereof.

(b)

Escrow Agent’s Duties.

(i)

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(ii)

The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance. Notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii)

The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv)

The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v)

In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent.  The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority.  In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel.  The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi)

If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.  The Escrow Agent may hold the General Escrow Fund and all documents and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement.  In such event, the Escrow Agent will not be liable for damage.  Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves.  The Escrow Agent is authorized to deposit with the clerk of the court the General Escrow Fund and all documents held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay.  Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(vii)

The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation and counsel fees, including but not limited to any litigation arising from this Agreement or involving its subject matter other than to the extent arising out of its negligence or willful misconduct.

(viii)

The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice.  If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.  Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(c)

Tax Treatment.  Pursuant to Section 671 and 675(4)I of the Code, the Parent is intended to be, and shall be treated as, the owner for income tax purposes of the monies held in the General Escrow Fund (and any other corpus and income held in the General Escrow Fund) and of all of the items of income, deductions and credits attributable to the General Escrow Fund (and attributable to all of such other corpus and interest).  The provisions of this Article IX shall be construed and interpreted accordingly, and all parties hereto shall file Tax returns and statements consistent with such treatment, it being understood that the Escrow Agent shall not be responsible for any Tax reporting responsibilities of the Parent, the Merger Sub, the Surviving Corporation or the Company.

(d)

Fees.  All fees and expenses of the Escrow Agent for performance of its duties hereunder shall be paid by Parent as Parent and the Escrow Agent shall agree.  It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement.  In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney’s fees and expenses occasioned by such default, delay, controversy or litigation.

(e)

Consequential Damages.  In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)

Successor Escrow Agents.  Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

9.6.

Stockholder Representative; Approval of Participating Stockholders.

(a)

Omnivest (Bermuda) Ltd. shall be constituted and appointed as agent (“Stockholder Representative”) for and on behalf of the Participating Stockholders to give and receive notices and communications, to authorize distribution to Parent or any Indemnified Party of all or a portion of the General Escrow Fund in satisfaction of claims by Parent or any Indemnified Party, to object to such distribution to Parent or any Indemnified Party of the General Escrow Fund, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing.  The authority conferred under this Section 9.6 will be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by any of the Participating Stockholders, or by operation of law, whether by the death or incapacity of any Participating Stockholder, the termination of any trust or estate or the occurrence of any other event. If any Participating Stockholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Stockholder Representative pursuant to this Agreement shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Stockholder Representative had received notice of such death, incapacity, termination or other event.  Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Participating Stockholders.

(b)

No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his/her services.  Notwithstanding anything to the contrary set forth herein, the General Escrow Fund shall be available to pay the expenses incurred by the Stockholder Representative in connection with the exercise of his, her or its duties set forth in this Agreement (including, but not limited to, the Stockholder Representative’s rights to indemnification from the Participating Stockholders pursuant to the Stockholder Representative Agreement (as defined below)).

(c)

The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and not in a manner constituting intentional misconduct or knowing violation of the law, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(d)

Each of the Parent and the Merger Sub acknowledges, understands and recognizes that the Stockholder Representative has been appointed to act as the sole and exclusive representative of each of the Participating Stockholders for any purpose provided for by this Agreement.

(e)

The approval by the holders of the Common Stock and Preferred Stock of the Merger shall be deemed to be approval of the terms of the provisions of this Article IX, including the appointment of the Stockholder Representative.  In addition, each holder of the Common Stock and Preferred Stock and each holder of an Option Agreement and SAR Agreement will be required to confirm his, her or its (i) appointment of the Stockholder Representative pursuant to this Agreement and (ii) agreement to be bound by the provisions of this Agreement and the Stockholder Representative Agreement, dated the date hereof, by and among the Company, the Stockholder Representative and the Participating Stockholders (the “Stockholder Representative Agreement”), in the letter of transmittal required to be completed, executed and delivered pursuant to Section 2.2 as  condition to receiving his, her or its Aggregate Merger Consideration.

(f)

A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Participating Stockholders and shall be final, binding and conclusive upon each Participating Stockholder, and Parent and Merger Sub may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of every such Participating Stockholder.  Parent and Merger Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

ARTICLE X
GENERAL PROVISIONS

10.1.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (x) if delivered personally, on the date of delivery, or, if delivered by facsimile, upon confirmation of receipt, (y) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (z) on the third Business Day following the date of mailing if delivered by registered or certified first-class mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)

if to Parent or Merger Sub, to:

SFBC International, Inc.

11190 Biscayne Boulevard

Miami, Florida 33181

Fax: (305) 895-4204

Attention: Arnold Hantman, Chief Executive Officer

with a copy to (which shall not constitute notice):

Michael Harris, P.A.

1555 Palm Beach Lakes Boulevard

Suite 310

West Palm Beach, Florida 33401

Fax:  (561) 478-1817

Attention:  Michael D. Harris, Esq.

(b)

if to the Company to:

PharmaNet, Inc.

504 Carnegie Center

Princeton, New Jersey 08540-6242

Fax:  (609) 951-6821

Attention:  Jeffrey P. McMullen, Chief Executive Officer

with a copy to (which shall not constitute notice):

Dechert LLP

Princeton Pike Corporate Center

997 Lenox Drive, Building 3, Suite 210

Lawrenceville, New Jersey

Fax:  (609) 620-3259

Attention:  Todd D. Johnston, Esq.

(c)

If to the Stockholder Representative to:

Omnivest (Bermuda) Ltd.

11 Inglewood Lane

Paget PG 06

Bermuda

Fax:  (609) 951-9417

Attention:  Gerrit F. Besselaar

with a copy to (which shall not constitute notice):

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112-2200

Fax:  (212) 698-3599

Attention:  Sang H. Park, Esq.

10.2.

Interpretation.  References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.  The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.”  Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.  All references to contracts, agreements, leases or other arrangements shall refer to oral as well as written matters. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

10.4.

Entire Agreement.  This Agreement (including any exhibits or annexes hereto, the documents referred to herein and the Company Disclosure Schedule) constitutes the entire agreement among all the parties hereto and supersedes all prior agreements, understandings, oral and written, among all the parties with respect to the subject matter hereof.

10.5.

No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and assigns, any rights, remedies or liabilities under or by reason of this Agreement, other than Article IX and Section 10.6 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

10.6.

Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.7.

Amendment and Modification; No Waiver.  This Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of Parent and the Company at any time prior to the Closing Date with respect to any of the terms contained herein. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder.

10.8.

Enforcement; Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New Jersey, this being in addition to any other remedy to which they are entitled at law or in equity subject to the terms hereof.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal courts of the United States located in the State of New Jersey or any court of the State of New Jersey in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New Jersey.  By the execution and delivery of this Agreement, Parent appoints Michael Harris, P.A., 1555 Palm Beach Lakes Boulevard, Suite 310, Wet Palm Beach, Florida 33401, as its agent upon which process may be served in any such Proceeding.  Service of process upon such agent, together with notice of such service given to Parent in the manner specified in Section 10.1, shall be deemed in every respect effective service of process upon Parent in any Proceeding.  Nothing herein shall in any way be deemed to limit the ability of the Company to serve any writs, process or summons in any other manner permitted by applicable law or to obtain jurisdiction over Parent in such other jurisdictions and in such manner as may be permitted by applicable law.

10.9.

Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.10.

Company Disclosure Schedule.  The Company has heretofore delivered to the Parent and the Merger Sub the Company Disclosure Schedule, which is divided into sections that correspond to the sections of Article III.  Any item, information or facts set forth in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation and warranty unless a reasonable person would not understand the exception taken from the item, information or facts. In addition, any item, information or facts disclosed in one section or subsection of the Company Disclosure Schedule will be deemed to be disclosed in all other applicable sections or subsections of the Company Disclosure Schedule. Information disclosed in the data room materials which the Parent and its representatives were afforded the opportunity to review are deemed to be disclosed in the Company Disclosure Schedule.  Certain matters disclosed in the Company Disclosure Schedule may not be material and have been disclosed for informational purposes only.

10.11.

Governing Law.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware.

10.12.

Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.13.

Mutual Drafting.  The parties hereto have been represented by counsel who have carefully negotiated the provisions hereof.  As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

10.14.

Definitions.  As used in this Agreement:

(a)

“Acquisition Proposal” means, other than the transactions contemplated hereby and transactions permitted under Section 5.1 hereof and any offer or proposal made by Parent or any of its Affiliates), any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 50% or more of any class of equity securities of the Company, or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company, or all or substantially all of the consolidated assets of the Company.  A transaction underlying any Acquisition Proposal is referred to herein as a “Competitive Transaction.”

(b)

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(c)

“Aggregate Merger Consideration” means an amount in cash and Parent Options equal to the Initial Aggregate Merger Consideration, as such amount may be adjusted from time-to-time in accordance with Section 2.9 or Article IX.

(d)

“Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

(e)

“Books and Records” means the collective reference to all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium relating to the business of the Company.

(f)

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks are authorized to close in The City of New York.

(g)

“Closing Date Balance Sheet” means the Company’s unaudited balance sheet (without any adjustments made as a result of the occurrence of the Closing) delivered by the Company to the Parent on the Closing Date, along with the Company’s unaudited statement of operations and retained earnings and unaudited statements of cash flows and shareholders’ equity for the eleven (11) month period ended November 30, 2004 (collectively, the “Closing Date Financial Statements”), each (i) prepared in accordance with generally accepted accounting principles consistently applied and (ii) certified by the Company’s Chief Financial Officer.

(h)

“Code” means the Internal Revenue Code of 1986, as amended.

(i)

“Credit Facility” means the Credit Agreement, dated as of August 2, 2001, by and between the Company and Fleet National Bank, as amended to date.

(j)

“Current Assets” means the sum of (i) the current assets set forth on the applicable Company balance sheet (including cash and cash equivalents), plus (ii) up to $4,000,000 in Expenses incurred or paid by the Company at or prior to the Closing Date.

(k)

“Current Liabilities” means the current liabilities set forth on the applicable Company balance sheet (including long-term customer advances, indebtedness and capitalized leases not otherwise classified in current liabilities on such Company balance sheet, but excluding any liabilities with respect to restricted stock, stock options or stock appreciation rights).

(l)

“dollars” or “$” means United States dollars.

(m)

“Environmental Laws” means any and all laws, statutes, codes, rules, regulations, ordinances, decrees or orders of the United States, or any foreign, state, local, or municipal authority, regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of surface water, groundwater, ambient air, surface or subsurface soil, wildlife habitat, or related aspects of the environment, in effect as of the date hereof.

(n)

“Executive Committee Member” means any individual listed on Section 10.14(i) through 10.14(xv) of the Company Disclosure Schedule.

(o)

“Final Holdback Amount” means the Initial Holdback Amount, as same may be adjusted from time-to-time in accordance with Section 2.9 and Article IX.

(p)

“Final Per Share Holdback Amount” means the Initial Per Share Holdback Amount, as same may be adjusted from time-to-time in accordance with Section 2.9 and Article IX.

(q)

“Foreign Benefit Plans” means all material pension, retirement, savings, welfare, deferred compensation, excess benefit, incentive, stock bonus, stock purchase, stock option, restricted stock, severance, salary continuation, termination, change in control and fringe benefit plan, program or arrangement maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries and as to which the Company or any of its Subsidiaries has any liability with respect to any Company Employees and which are outside the jurisdiction of the United States District Courts but excluding any plan, program or arrangement required to be maintained or contributed to by the law of the applicable jurisdiction.

(r)

“Fully Diluted Shares” means the sum of (i) all shares of Common Stock and Preferred Stock outstanding immediately prior to the Effective Time (including all shares of Common Stock represented by the Restricted Stock Grant (whether or not vested)), plus (ii) all shares of Common Stock issuable immediately prior to the Effective Time on full exercise of all In-the-Money Options (whether or not vested) that receive a Guaranteed Per Share Amount in accordance with Section 1.8(d), plus (iii) all hypothetical shares of Common Stock represented by all Outstanding SARs that receive a Guaranteed Per Share Amount in accordance with Section 1.8(f)

(s)

“Guaranteed Per Share Amount” means an amount in cash and/or Parent Options equal to (i) the Initial Aggregate Per Share Merger Consideration, multiplied by (ii) (A) (1) the Initial Aggregate Merger Consideration, minus (2) the Initial Holdback Amount, plus or minus, as the case may be, (3) the Working Capital Amount (as set forth on the Closing Date Balance Sheet), minus (4) the Out-of-the-Money Option Amount, divided by (B) (1) the Initial Aggregate Merger Consideration, plus or minus, as the case may be, (2) the Working Capital Amount, minus (3) the Out-of-the-Money Option Amount.

(t)

“Initial Aggregate Merger Consideration” means an amount in cash and Parent Options equal to $245,000,000; provided, however, that the maximum portion of Initial Aggregate Merger Consideration that may consist of Parent Options is set forth in the terms and conditions of Section 1.8(d)(ii) and Exhibit A hereto.

(u)

“Initial Aggregate Per Share Merger Consideration” means an amount in cash and/or Parent Options equal to (i) (A) the Initial Aggregate Merger Consideration, plus or minus, as the case may be, (B) the sum of Current Assets less Current Liabilities (the “Working Capital Amount”) (each, as set forth on the Closing Date Balance Sheet), plus (C) the aggregate exercise price of all In-the-Money Options, plus (D) the aggregate grant price of all SARs, minus (E) the Out-of-the-Money Option Amount, divided by (ii) the Fully Diluted Shares; provided, however, that the Initial Aggregate Per Share Merger Consideration with respect to each In-the-Money Option and each Outstanding SAR shall be reduced by its respective exercise or grant price, as the case may be.

(v)

“Initial Holdback Amount” means an amount in cash and/or Parent Options equal to $18,375,000 (as such number may be adjusted as a result of the application of the formulae set forth on Exhibit A hereto); provided, however, that the maximum portion of Initial Holdback Amount that may consist of Parent Options is set forth in the terms and conditions of Section 1.8(d)(ii) and Exhibit A hereto.

(w)

“Initial Per Share Holdback Amount” means an amount in cash and/or Parent Options equal to (i) the Initial Aggregate Per Share Merger Consideration, multiplied by (A) the Initial Holdback Amount, divided by (B) (1) the Initial Aggregate Merger Consideration, plus or minus, as the case may be, (2) the Working Capital Amount, minus (3) the Out-of-the-Money Option Amount (with the resulting percentage from the quotient of (A) and (B) referred to herein as the “Holdback Percentage”)..

(x)

“Intellectual Property” means any and all intellectual property rights, including (i) patents, inventions, discoveries, processes, technology and know-how; (ii) copyrights and copyrightable works (including software, databases and related items); (iii) trade secrets, specifications, designs, plans, manuals and drawings, research and all other confidential or proprietary information; (iv) trademarks, service marks, trade names, domain names, logos and other source indicators; (v) rights in databases, whether registered or not; and (vi) all rights of enforcement thereto.

(y)

“Knowledge of the Company” means, with respect to any matter in question, the actual knowledge of those individuals listed in Section 10.14(y) of the Company Disclosure Schedule.

(z)

“Knowledge of Parent” means, with respect to any matter in question, the actual knowledge of those individuals listed in Section 10.14(z) of the Company Disclosure Schedule.

(aa)

“Licenses and Permits” means all licenses, permits, exemptions, orders, consents, franchises, certificates, approvals and other authorizations that are required by Governmental Authorities to conduct the business of the Company as it is presently conducted.

(bb)

“Material Adverse Effect” means, when used in connection with the Company or any of its Subsidiaries, any event, change, circumstance or effect that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, excluding any effects related to or resulting from (i) the Parent’s refusal to permit the Company upon the Company’s request to the Parent to take any of the actions set forth in Section 5.1, (ii) actions or omissions of the Company taken with the prior consent of the Parent, (iii) events affecting the United States or global economy or capital or financial markets generally, (iv) changes in conditions in the industries in which the Company and its Subsidiaries or their customers operate, (v) seasonal fluctuations in the business of the Company and its Subsidiaries, (vi) changes in laws, regulations or GAAP, or in the authoritative interpretations thereof or in regulatory or interpretive guidance related thereto, (vii) earthquakes or similar catastrophes, or acts of war, sabotage, terrorism, military action or any escalation or worsening thereof, or (viii) this Agreement, the announcement thereof and the identity or involvement by Parent, Merger Sub or their respective Affiliates.

(cc)

“Materials of Environmental Concern” means any hazardous or toxic substances, materials or wastes, pollutants or contaminants (including petroleum, petroleum products, polychlorinated hydrocarbons and asbestos) defined as such in or regulated under any applicable Environmental Law.

(dd)

“Permitted Liens” means, collectively, (i) Liens for Taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, landlord’s, carrier’s, materialmen’s or other like Liens, including all statutory Liens arising or incurred in the ordinary course of business consistent with past practice, (iii) any minor imperfection of title or similar Lien which does not and would not reasonably be expected to impair in any material respect the operations of the business of the Company, (iv) any conditions that might be shown by a current, accurate survey or physical inspection, (v) Liens to secure capital lease obligations to the extent the incurrence of such obligations does not violate this Agreement, (vi) any Liens incurred pursuant to equipment leases in the ordinary course of business, (vii) Liens incurred pursuant to actions of Parent or its Affiliates, and (viii) Liens that, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect.

(ee)

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

(ff)

“Proceeding” means any action, suit, dispute, litigation, proceeding, hearing or claim before any Governmental Authority, at law or in equity.

(gg)

“Release” has the same meaning as in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601.

(hh)

“Restricted Stock Grant” means the Company’s grant of that number of shares of Common Stock equal to, at the Effective Time, $300,000 issued in accordance with the Restricted Stock Grant Letter Agreement by and between the Company and Dalvir S. Gill, dated as of February 10, 2004.

(ii)

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, trust, association, organization or other entity in which a Person directly or indirectly owns 50% or more of the aggregate voting stock.  For purposes of this definition, “voting stock” means stock or other interests that ordinarily has voting power for the election of directors or managers.

(jj)

“the other party” means, (i) with respect to the Company, the Parent and (ii) with respect to Parent, the Company.

(kk)

“U.S. Benefit Plans” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA) and (ii) all other material deferred compensation, excess benefit, incentive, stock bonus, stock purchase, stock option, restricted stock, severance, salary continuation, termination, change in control and fringe benefit plan, program or arrangement maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries and as to which the Company or any of its Subsidiaries has any liability with respect to any current or former employees or directors of the Company or any of its Subsidiaries (the “Company Employees”) and which are within the jurisdiction of the United States District Courts.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

PHARMANET, INC.

By: /s/ Jeffery P. McMullen

Name:  Jeffery P. McMullen

Title:    President and Chief Executive Officer

SFBC International, Inc.

By: /s/ Arnold Hantman

Name:  Arnold Hantman

Title:    Chief Executive Officer

SFBC Sub 2004, Inc.

By: /s/ Arnold Hantman

Name:  Arnold Hantman

Title:    Chief Executive Officer

Acknowledged by:

[ESCROW AGENT]

By:

______________________________

Name:

Title:

The following Exhibits and Schedules have been omitted, but will be furnished to the Commission upon request.

Exhibit A

Option Conversion Formulae

Exhibit B

Form of Opinion of Counsel to Company

Exhibit C

Form of Opinion of Counsel to Company for PharmaNet Ltd.

Exhibit D

Form of Opinion of Counsel to Company for PharmaNet AG

Exhibit E

Form of Opinion of Counsel to Parent

DISCLOSURE SCHEDULE

TO

AGREEMENT AND PLAN OF MERGER

The disclosure schedule has been omitted in its entirety. The registrant agrees to furnish a copy of the omitted schedules to the Commission upon request. The following list identifies the contents of the omitted schedules.

3.1	Organization, Standing and Power

3.2	Subsidiaries

3.3	Capital Structure

3.4	Authority; No Violations

3.5	Compliance; Permits

3.6	Financial Statements

3.7	Board Approval

3.8	Vote Required

3.9	Absence of Certain Changes; Absence of Undisclosed Liabilities

3.10	Real Property

3.11	Intellectual Property

3.12	Certain Contracts

3.13	Taxes

3.14	Benefit Plans

3.15	Labor Matters

3.16	Litigation

3.17	Environmental Matters

3.18	Financial Advisors

3.19	Data Room Materials

3.20	Disclaimer of Other Representations and Warranties

5.1	Covenants of the Company

6.1	Access; Information and Records; Confidentiality

6.7	Public Announcements

10.14	Definitions

Annex A	Backlog